SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-OUTLET COMM INC CL A

GIL II, LTD.
                    2/02/96            2,000-           47.2500

GABELLI FUNDS, INC.
          THE GABELLI SMALL CAP GROWTH FUND
                    2/02/96           65,000-           47.2500

          THE GABELLI GLOBAL MULTI MEDIA TRUST
                    2/02/96           20,000-           47.2500

          THE GABELLI EQUITY TRUST,INC.
                    2/02/96          161,800-           47.2500

          THE GABELLI COUCH POTATO FUND
                    2/02/96           15,000-           47.2500

          THE GABELLI ASSET FUND
                    2/02/96           46,000-           47.2500

          GABELLI CAPITAL ASSET FUND
                    2/02/96            8,950-           47.2500

          THE GABELLI ABC FUND
                    2/02/96            5,500-           47.2500

GAMCO INVESTORS, INC.
                    2/02/96          522,200-           47.2500

GABELLI ASSOCIATES LTD
                    2/02/96           15,000-           47.2500

GABELLI ASSOCIATES FUND
                    2/02/96           11,608-           47.2500
                    2/01/96            1,800            47.1250
                    1/22/96            4,500            47.0625
                    1/16/96              200            46.9375
                    1/16/96              108            47.0000
                    1/15/96            2,000            46.8750
                    1/12/96            2,700            45.9375
                    1/04/96           55,500-             *DO


                                                    Page 31 of 32
GABELLI & COMPANY MARKET MAKING ACCOUNT
                    2/02/96              221-           47.2500
                    1/23/96              100            47.0000
                    1/22/96               40            47.0000





































(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.







                                                    Page 32 of 32